Exhibit 99.4

SHAREHOLDER RIGHTS AGREEMENT

THIS SHAREHOLDER RIGHTS AGREEMENT (the “Agreement” and/or “Shareholder Agreement”), is made by and among __________________________________ (“TSOI Investor” and/or “Share2”), Therapeutic Solutions International, Inc., (“TSOI” and/or “Share1”), hereinafter sometimes referred to individually as a “Shareholder” and collectively as the “Shareholders”) and Campbell Neurosciences, Inc., a Delaware corporation (the “Company” and/or “CNSI”).

WITNESSETH:

WHEREAS, Therapeutic Solutions International, Inc., (“TSOI”), who owns 15,660,000 (31%) of the shares of CNSI common stock, would like to issue a dividend consisting of 10,000,000 shares of their holdings in CNSI to TSOI shareholders at a ratio of 0.00365 shares of CNSI stock for each one (1) share owned in TSOI stock as of April 7, 2023 (“Dividend Offer”) on April 8, 2023 (“Dividend Offer Date”), with the Dividend Offer will remain open for Ninety (90) days from the Dividend Offer Date;

WHEREAS, TSOI Investor agrees to accept CSNI stock at an early, pre-IPO stage in the Company;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and intending to be legally bound, the parties hereby agree as follows:

1. Risk Factors

a. High Risk Investment. The Parties agree that this is a “high risk” investment as understood in the investment industry. As such, as Shareholder, the TSOI Investor accepting the Dividend Offer and becoming a CNSI common stock holder of record, hereby acknowledges that they understand and accept the high risk nature of investing and owning private stock in a corporation, that they are sophisticated investors and are qualified to enter into this Agreement. TSOI and CNSI recognize that TSOI Investors tend to understand the risk of investing in the bioscience industry and have demonstrated a level of investor sophistication.

b. No Public Market. There is no public market to sell CNSI stock. As such, you may need to hold this stock indefinitely.

c. Registration Not Guaranteed. While CNSI intends to register its stock in a public market, there can be no guarantee that capital will be available or the Company able to become eligible for registration in a public market in order for CNSI to be a public company and create additional liquidity for Investors.

2. Acquisition of Shares.

By their endorsement hereunder and the executed in the affirmative Dividend Offer and Acceptance Letter (the “Dividend Offer Letter”) that this Shareholder Rights Agreement (the “SRA”) is appended to and referenced therein by, Investor agrees to acquire ____________________ shares at par value $1.00 per share of the common stock of CNSI (the “Dividend Shares”), the receipt of such payment being recorded in the Transfer Ledger of the Company.

3. Acquisition for Investment.

Investor represents and warrants that they are acquiring and has acquired their Shares for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof or with any present intent of selling any portion thereof.

4. Transfers of Shares.

A Shareholder may not transfer, give, convey, sell, pledge, bequeath, donate, assign, encumber or otherwise dispose of any Shares except pursuant to this Agreement.

(a) Transfers to the Company. Notwithstanding anything to the contrary contained in this Agreement, a Shareholder may give, sell, transfer, or otherwise dispose of all or any of his Shares to the Company at such price and on such terms and conditions as such Shareholder and the Board of Directors of the Company may deem in the best interest of the Company.

(b) Transfer to Others. Except as provided for in Paragraph 3(a) above, a Shareholder desiring to dispose of some, or all of his Shares may do so only pursuant to a bona fide offer to purchase (the “Offer”) and after compliance with the following provisions. Such Shareholder shall first give written notice to the Company and the other Shareholders of his intention to dispose of his Shares, identifying the number of Shares he desires to dispose of the proposed purchase price per Share and the name of the proposed purchaser and attaching an exact copy of the Offer received by such Shareholder.

(c) The Company’s Right to Purchase. The Company shall have the exclusive right to purchase all of the Shares which the Offering Shareholder proposes to sell at the proposed purchase price per Share. The Company shall exercise this right to purchase by giving written notice to the Offering Shareholder (with a copy thereof to each of the Continuing Shareholders) within thirty (30) days after receipt of the notice from the Offering Shareholder (the “30 Day Period”) that the Company elects to purchase the Shares subject to the Offer and setting forth a date and time for closing which shall be not later than ninety (45) days after the date of such notice from the Company. At the time of closing, the Offering Shareholder shall deliver to the Company certificates representing the Shares to be sold, together with stock powers duly endorsed in blank. The Shares shall be delivered by the Offering Shareholder free of any and all liens and encumbrances. All transfer taxes and documentary stamps shall be paid by the Offering Shareholder.

(d) Sale to Third Party. If either the Company or some or all of the Continuing Shareholders do not elect to purchase all of the Shares which the Offering Shareholder proposes to sell, the Offering Shareholder may accept the Offer which the Offering Shareholder mailed with his notice to the Company pursuant to Paragraph 3(b) hereof and transfer all (but not less than all) of the Shares which he proposes to sell pursuant thereto on the same terms and conditions set forth in such Offer, provided that any transferee of such Shares shall be bound by this Agreement as provided by Paragraph l0 hereof, and further provided that if such sale is not completed within one hundred twenty (120) days after the date notice is received by the Company, all such Shares shall again become subject to the restrictions and provisions of this Agreement.

(e) Right of Co-Sale. Notwithstanding any other provision hereof, in the event the Offering Shareholder receives an Offer from an unaffiliated third party (the “Offeror”) to purchase from such Shareholder not less than 20% of the Shares owned by such Shareholder and such Shareholder intends to accept such Offer, the Offering Shareholder shall, after complying with the provisions of Paragraph 3(b)(i) and (ii) above and before accepting such Offer, forward a copy of such Offer to the Company and each of the Continuing Shareholders. The Offering Shareholder shall not sell any such Shares to the Offeror unless the terms of the Offer are extended by the Offeror to the Continuing Shareholders pro rata in proportion to their ownership of Shares of the Company (excluding the Offering Shareholder’s Shares) at the time of such Offer. The Continuing Shareholders shall have 10 days from the date of the foregoing Offer to accept such Offer.

(f) Lifetime Transfer. Shareholders may during their lifetimes transfer all, hut not less than all, of their Shares to said Shareholder’s spouse or a lineal descendant of such Shareholder, so long as prior to such transfer (i) such person, the Company, and all the Shareholders amend this Agreement to the reasonable satisfaction of such person, the Company and all the Shareholders to provide the parties to this Agreement with the rights, remedies and effect provided in this Agreement as if no such transfer had occurred, and (ii) the proposed transferee agrees in a writing satisfactory to the Company and all Shareholders that such person shall vote for Shareholder (or their nominees) as directors of the Company in accordance with Paragraph 14 hereof and shall be bound by all the terms and conditions of this Agreement.

(g) The rights of the Shareholders under this Section 4 shall not apply to the following securities (the “Excluded Securities”):

(i) Any (A) shares of Common Stock or any other equity security of the Company which is convertible into Common Stock or any other equity security of the Company, (B) debt security of the Company which is convertible into Common Stock or any other equity security of the Company, or (C) option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (collectively, an “Equity Security”) if the issuance of such Equity Security does not alter the respective proportions of ownership (on a fully diluted basis) by Share1 of Equity Securities immediately prior to the issuance of such Equity Security;

(ii) Securities issued pursuant to the acquisition by the Company of another corporation to the stockholders of such other corporation by merger or purchase of substantially all of the assets whereby the Company owns not less than 51% of the voting power of such other corporation; and

(iii) Common Stock issued in connection with a firm underwritten public offering of shares of Common Stock, registered pursuant to the Securities Act.

5. Rights Upon Registration.

In the event that the Company shall register or qualify any or all of the common stock of the Company under the Securities Act of 1933, as amended (or any similar statute then in force), on an appropriate registration statement, the Company shall endeavor to give the Shareholders written notice thereof, and upon written request of a Shareholder, received by the Company not later than fifteen (15) days after receipt by the Shareholder of such notice, the Company will include in the registration statement filed by the Company with the Securities and Exchange Commission all Shares held by such Shareholder with respect to which the Shareholder shall have so requested registration.

6. Agreement Binding on All Persons Interested in Shares.

Each person who now or hereafter acquires any legal or equitable interest in any Shares of the Company shall be bound by the terms of this Agreement. No issuance or transfer of Shares shall be effective and the Company shall not enter any issue or transfer upon the stock books of the Company or issue a certificate in the name of any person unless the Company is satisfied that such person is, and in a manner satisfactory to the Company has acknowledged being, bound by this Agreement.

7. After Acquired Shares — Subsequent Shareholders.

The terms and conditions of this Agreement shall specifically apply not only to Shares owned by Shareholders at the time of execution of this Agreement, but also to any Shares of the Company acquired by any Shareholder subsequent to such execution.

8. Authorization.

The Company is authorized to enter into this Agreement by virtue of a resolution passed at a meeting of the Board of Directors.

9. Notices.

Notices and declarations under this Agreement shall be in writing and sent by registered or certified mail, to the Company at its principal executive offices and to Shareholders at their last address as shown on the records of the Company or at such other address with respect to any party hereto as such party shall notify the other Shareholders and the Company in writing in the manner specified herein, including electronic transmission (email).

10. Termination.

The rights and obligations of the Company and the Shareholders under this Agreement shall terminate upon written agreement of all then existing Shareholders or upon the registration or qualification of any or all of the Common stock of the Company pursuant to Paragraph 9 hereof.

11. Miscellaneous Provisions.

a. Severability. The various provisions of this Agreement are severable from each other and from the other provisions of the Agreement, and in the event that any provision in this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall be fully effective, operative and enforceable.

b. Free and Clear of Encumbrances. All Shares sold pursuant to the terms of this Agreement shall be free of any and all liens and encumbrances and accompanied by stock powers duly endorsed in blank. At the Shareholder’s option, Shares may be held in book entry at the transfer agent.

c. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and assigns.

d. Gender. Pronouns used herein are to be interpreted as referring to both the masculine and feminine gender.

e. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada without reference to conflict of laws principles except to the extent that the community or marital property laws of any state would otherwise be applicable to a particular situation.

f. Entire Agreement. This instrument contains the entire agreement of the parties and may be changed only by an agreement in writing signed by the Company and all persons then owning Shares.

g. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

h Opportunity to Consult.

Shareholder acknowledges and agrees that before accepting the Dividend Offer they have been provided ample opportunity to consult with professional counsel, legal and accounting, as to any tax or other legal obligations and enter this Agreement knowingly and willingly.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year set forth below.

Dated: ____________		INVESTOR2

By:
[signature]

[name, title (if any)

Dated: ____________		CAMPBELL NEUROSCIENCES, INC.

By:
Dr. Thomas Ichim, CEO

Approved by:

Dated: ____________		THERAPEUTICS SOLUTIONS INTERNATIONAL, INC.

By:
Mr. Timothy G. Dixon, CEO, Chairman

SPOUSAL CONSENT TO SHAREHOLDERS AGREEMENT

The undersigned being the spouse of SHAREHOLDER 1, one of the Shareholders named in the foregoing Shareholders Agreement (the “Agreement”), hereby acknowledges that:

1. I have read the foregoing Agreement in its entirety and understand that:

(A) Upon the occurrence of certain events as specified in the Agreement, the Company, my spouse, and the other Shareholders will have the right to and may be obligated to purchase Shares owned by another Shareholder at a price and on terms and conditions set forth in the Agreement;

(B) Any purchase of the Shares of any Shareholder will include his or her entire interest in such Shares and any community property interest and other marital property interest of the spouse of such Shareholder; and

(C) The Agreement imposes certain restrictions on any attempts by me to transfer any interest I may have in the Company or any Shares of the Company by virtue of my marriage and confers on my spouse the right and obligation to purchase any interest I may have in the Company or any Shares of the Company upon the occurrence of certain events.

2. I hereby approve and agree to be bound to all of the terms of the Agreement and agree that any interest (community property or otherwise) that I may have in the Company, or any Shares of the Company shall be subject to the terms of this spousal consent and the Agreement.

3. 1 agree that my spouse may join in any future amendments or modifications to the Agreement without any notice to me and without any signature, acknowledgment, agreement, or consent on my part.

4. I agree that I will transfer or bequeath any interest I may have in the Company or any Shares of the Company by my will, outright and free of trust to my spouse.

5. I acknowledge that I have been advised and have been encouraged to seek independent counsel of my own choosing to represent me in matters regarding the Shareholders Agreement and my execution of this spousal consent.

6. I hereby consent to the Company and my spouse making and maintaining the Subchapter S Election (if applicable) under the Internal Revenue Code, as amended from time to time.

_____________________________ _____________________

Spouse’s Signature Date

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